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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: September 13, 1996




                       REAL ESTATE FUND INVESTMENT TRUST
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)




       South Carolina              0-8902                 57-0402813
- ---------------------------     -------------       -----------------------
   (State of other juris-        (Commission             (IRS Employer
 diction of incorporation)       File Number)        Identification Number)


304 South Main Street; P.O. Box 396 Fountain Inn, South Carolina         29644
- ------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code:  (864) 862-3765


                  The Exhibit Index appears on page 4 hereof.



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ITEM 5.       OTHER EVENTS

     On August 28, 1996, Real Estate Fund Investment Trust ("REFIT") entered into an agreement with Younts Properties, Inc. ("YPI") providing for the purchase by YPI of substantially all of the assets of REFIT (excluding cash or certain cash equivalents), for an aggregate purchase price of $4,050,000, all as more particularly set forth in that certain Sales Agreement dated August 28, 1996 and attached hereto as Exhibit 28.1.

     The terms of the Asset Purchase and Sale Agreement are incorporated by reference herein.

     After consummation of this acquisition, REFIT expects to terminate the trust and liquidate.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of the Businesses Acquired.
     (b)  Pro Forma Financial Information.
     (c)  Exhibits.

       99.1 Sales Agreement dated as of August 28, 1996 by and among Real Estate Fund Investment Trust entered into an agreement with Younts Properties, Inc.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   REAL ESTATE FUND INVESTMENT TRUST


September 13, 1996            By:  /s/ Blake Garrett, Jr.
                                   ----------------------
                                   Blake Garrett, Jr.
                                   Vice President



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                                 EXHIBIT INDEX
                                 -------------



99.1 Sales Agreement dated as of August 28, 1996 by and among Real Estate Fund Investment Trust entered into an agreement with Younts Properties, Inc.



















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